Exhibit 10.1

COMMON STOCK PURCHASE AGREEMENT

This Unit Purchase Agreement (this “Agreement”) is entered as of December 8, 2025 by and between GMM Discovery LLC, a Delaware limited liability company (the “Purchaser”), Eaglepoint AI Inc, a Delaware incorporated company (the “Company”), and Global Mofy AI Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Payee”).

RECITALS

WHEREAS, the Company is a corporation formed under the laws of the state of Delaware;

WHEREAS, Payee is a company listed on Nasdaq and the Purchaser is a wholly-owned subsidiaries of Payee, and the transactions contemplated herein shall comply the rules of the Securities and Exchange Commission (the “SEC”) and the Nasdaq.

WHEREAS, subject to the terms and conditions of this Agreement, the Purchaser desires to purchase from the Company, and the Company desires to issue and sell to the Purchaser, the number of common stock in the Company (the “Common Shares”) set forth in Section 1, each having the rights, privileges, and preferences set out in that certain Articles of Incorporation, dated as of November 29, 2025, a copy of which is attached hereto as Exhibit A (as amended, modified, or supplemented from time to time, the “Articles”), and Bylaws of the Company, adopted on [November 17, 2025], a copy of which is attached hereto as Exhibit B (as amended, modified, or supplemented from time to time, the “Bylaws”); and

WHEREAS, capitalized terms used herein without definition shall have the meanings assigned to such terms in the Articles and Bylaws.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Purchase and Sale. On the terms and subject to the conditions of this Agreement, at the Closing (as defined herein), the Purchaser shall purchase from the Company, and the Company shall sell and issue to the Purchaser, 102 Common Shares (collectively, the “Purchased Common Shares”) at an aggregate purchase price of $[100,000] (the “Purchase Price”), shall be payable in two installments: (i) fifty percent (50%) of the Purchase Price shall be paid at the Closing, and (ii) the remaining fifty percent (50%) shall be payable three (3) months after the Closing, subject to the further conditions to be mutually agreed in a supplemental agreement to be executed by the Purchaser, the Company, and the Payee (the “Supplemental Payment Agreement”). free and clear of all liens, claims, or other encumbrances (“Liens”) other than restrictions under applicable securities laws and the Articles and Bylaws. The Payee shall fund the purchase price payable for the Purchased Common Shares by making a capital contribution to the Company in accordance with Section 2(a)(i)(A).

2. Closing.

(a) Subject to the terms and conditions of this Agreement, the closing of the purchase and sale of the Purchased Common Shares (the “Closing”) shall take place at such other time and place as the Company may designate (the “Closing Date”), at the offices of the Company, or remotely by exchange of documents and signatures (or their electronic counterparts). At the Closing:

(i)	The Payee shall deliver to the Company:

(A) fifty percent (50%) of the Purchase Price, payable by wire transfer of immediately available funds to an account designated by the Company prior to the Closing. The remaining fifty percent (50%) of the Purchase Price shall be payable three (3) months after the Closing pursuant to the Supplemental Payment Agreement.

(ii)	The Company shall deliver to the Purchaser and the Payee:

(A) an update of the Company’s books and records to reflect the addition of the Purchaser as a shareholder of the Company holding the Purchased Common Shares; and

(B) a certificate representing the Purchased Common Shares bearing an appropriate legend referring to the fact that the Purchased Common Shares are restricted securities that were sold in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”)

(b) The obligations of the Purchaser and Payee to purchase and pay for the Purchased Common Shares, respectively, and of the Company to sell the Purchased Common Shares to the Purchaser, are subject to the satisfaction on the Closing Date of the following conditions precedent:

(i) In the case of the Purchaser’s and the Payee’s obligations, the representations and warranties of the Company contained in Section 4 shall be true and correct on the Closing Date with the same effect as though such representations and warranties had been made as of the Closing.

(ii) In the case of the Company’s obligations, the representations and warranties of the Purchaser contained in Section 3 and representations and warranties of the Payee contained in Section 5 shall be true and correct on the Closing Date with the same effect as though such representations and warranties had been made as of the Closing.

3. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company and Payee that:

(a) Authority. The Purchaser is duly incorporated or formed, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or formation, and has all requisite limited liability company power, authority and capacity to execute and deliver this Agreement and to perform the Purchaser’s obligations hereunder.

(b) Enforceability. The execution and delivery by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary limited liability company action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid, and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws of general applicability relating to or affecting creditors’ rights or general equity principles (regardless of whether considered at law or in equity).

(c) No Conflicts; Consents. The execution and delivery by the Purchaser of this Agreement do not, and the consummation by the Purchaser of the transactions contemplated hereby will not (with or without the giving of notice, the lapse of time, or both), contravene, conflict with, or result in a breach or violation of, or a default under (i) the Purchaser’s certificate of formation, by-laws, or other constitutive documents; (ii) any judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to the Purchaser; or (iii) any material contract, agreement, or instrument to which the Purchaser is a party or otherwise bound, including any investment restrictions or guidelines. No consent, approval, waiver, or authorization is required to be obtained by the Purchaser from any Person (defined below) in connection with the execution, delivery, and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby. “Person” means an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association, or other entity.

(d) No Registration. The Purchaser understands and acknowledges that the Purchased Common Shares have not been registered under the Securities Act, or the securities laws of any other jurisdiction and the offer and sale of the Purchased Common Shares are being made in reliance on one or more exemptions for private offerings under Section 4(a)(2) of the Securities Act and certain exemptions from applicable state securities laws. No sale, transfer, assignment, or other disposition (“Transfer”), whether with or without consideration and whether voluntarily or involuntarily or by operation of law, of any of the Purchased Common Shares is permitted unless such Transfer is registered under the Securities Act and other applicable securities laws, or an exemption from such registration is available. The Purchaser understands and acknowledges that no federal or state agency has passed upon the merits or risks of, or made any finding or determination concerning the fairness or advisability of, an investment in the Purchased Common Shares. Any certificate representing the Purchased Common Shares shall bear a restrictive legend in the form required pursuant to the Articles and Bylaws.

(e) Knowledge and Experience; Risk of Loss. The Purchaser understands and accepts that the purchase of the Purchased Common Shares involves various risks. The Purchaser has sufficient knowledge, sophistication, and experience in business and financial matters and illiquid investments similar to an investment in the Company so as to be capable of evaluating the merits and risks of an investment in the Purchased Common Shares, including the risk that the Purchaser could lose the entire value of the Purchaser’s investment in the Company. With the assistance of the Purchaser’s own professional advisors (to the extent that the Purchaser has deemed such assistance appropriate), the Purchaser has undertaken its own legal, tax, accounting, financial, and other evaluation of the merits and risks of an investment in the Purchased Common Shares in light of the Purchaser’s own circumstances and financial condition and has concluded that the Purchaser is capable of bearing the economic risk of holding the Purchased Common Shares for an indefinite period of time, has adequate means to provide for its current needs and contingencies (after giving effect to an investment in the Purchased Common Shares), and can afford to suffer a complete loss of the Purchaser’s investment in the Company.

(f) Lack of Liquidity. The Purchaser acknowledges and agrees that no market for the resale of any of the Purchased Common Shares currently exists, and no such market may ever exist. The Purchased Common Shares are subject to the restrictions on transfer set out in the Articles and Bylaws. Accordingly, no Transfer of any of the Purchased Common Shares is permitted unless such Transfer is permitted under and complies with the applicable provisions of the Articles and Bylaws. The Purchaser confirms its understanding that the Purchaser must bear the economic and financial risk of an investment in the Purchased Common Shares for an indefinite period of time.

(g) Investor Status. At the time that the Purchaser was offered the Common Shares, it was not, and as of the date hereof it is not, an “U.S. Person” within the meaning of Regulation S promulgated under the Securities Act.

(h) Investment Intent. The Purchaser is purchasing the Purchased Common Shares for the Purchaser’s own benefit and account for investment purposes only, and not with a view to, or in connection with, any public offering, resale, or distribution thereof. The Purchaser will not sell, assign, transfer, or otherwise dispose of any of the Purchased Common Shares, or any interest therein, in violation of the Securities Act or any applicable state securities law. The Purchaser understands that the Company is relying upon the Purchaser’s representations and agreements contained in this Agreement and any supplemental information that the Purchaser may provide for the purpose of determining whether the offering of the Purchased Common Shares is exempt from registration under the Securities Act and all applicable state securities laws.

(i) Valuation of Purchased Common Shares. The Purchaser confirms its understanding that the valuation placed upon the Purchased Common Shares (and therefore the Purchase Price) takes into account certain subjective factors. The Purchaser has independently evaluated the fairness of the Purchase Price.

(j) No General Solicitation. The Purchaser confirms that it has not been offered the Purchased Common Shares by any means of general solicitation or general advertising.

(k) Closing Date Reaffirmation. The Purchaser understands that, unless the Purchaser notifies the Company in writing to the contrary at or before the Closing, each of the Purchaser’s representations and warranties contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing Date, taking into account all information received by the Purchaser.

4. Representations and Warranties of the Company. The Company represents and warrants to the Purchaser and Payee that:

(a) Authority. The Company is a corporation duly formed, validly existing, and in good standing under the laws of the state of Delaware. The Company has all requisite corporate power and authority to own, license, and operate its properties, to carry on its business as now conducted and as proposed to be conducted, and to execute and deliver this Agreement and to perform its obligations hereunder.

(b) Authorization; Enforceability. The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws of general applicability relating to or affecting creditors’ rights or general equity principles (regardless of whether considered at law or in equity).

(c) No Conflicts; Consents. The execution and delivery by the Company of this Agreement does not and the consummation by the Company of the transactions contemplated hereby will not (with or without the giving of notice, the lapse of time, or both) contravene, conflict with, or result in a breach or violation of, or a default under (i) the Company’s Certificate of Formation or the Articles and Bylaws; (ii) subject to the accuracy of the Purchaser’s representations and warranties in Section 3 of this Agreement, any judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to the Company; or (iii) any material contract, agreement, or instrument to which the Company is a party or otherwise bound. No consent, approval, waiver, order, or authorization of, or registration, declaration, or filing with, any Person is required by or with respect to the Company in connection with the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby.

(d) Validity of Purchased Common Shares. Prior to the Closing, the Purchased Common Shares have been duly authorized and, when issued and paid for in accordance with the terms of this Agreement, will be duly and validly issued to the Purchaser, free and clear of any Liens, except for restrictions on transfer provided for herein, in the Articles and Bylaws, or under the Securities Act or other applicable securities laws. Upon such issuance of the Purchased Common Shares in accordance with the terms of this Agreement, the Purchaser shall have the rights and obligations of a shareholder under the Articles and Bylaws.

(e) No Subsidiaries. The Company does not, directly or indirectly, own, control, or have any interest in any shares or other ownership interest in any other Person.

(f) Undisclosed Liabilities. The Company has no liabilities, obligations, or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured, or otherwise.

(g) Title to Assets. The Company has good and valid title to all its properties and assets, free and clear of any Liens.

(h) Legal Proceedings; Governmental Orders. There are no Actions (defined below) pending or threatened against or by the Company affecting any of its properties or assets (or by or against the Company or any Affiliate (defined below) thereof and relating to the Company). No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action. There are no outstanding Governmental Orders and no unsatisfied judgments, penalties, or awards against or affecting the Company or any of its properties or assets. No event has occurred or circumstances exist that may constitute or result in (with or without notice or lapse of time) a violation of any such Governmental Order. “Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena, or investigation of any nature, civil, criminal, administrative, regulatory, or otherwise, whether at law or in equity. “Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination, or award entered by or with any governmental authority.

(i) Compliance with Laws; Permits. The Company has complied, and is now complying, with any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement, or rule of law of any governmental authority applicable to it or its business, properties, or assets. All permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances, and similar rights obtained, or required to be obtained, from governmental authorities (the “Permits”) required for the Company to conduct its business have been obtained by it and are valid and in full force and effect. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse, or limitation of any Permit.

5. Representations and Warranties of the Payee. The Payee represents and warrants to the Company and Purchaser that:

(a) Authority. The Payee is a company duly formed, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or formation and has all requisite power, authority and capacity to execute and deliver this Agreement and to perform the Payee’s obligations hereunder.

(b) Authorization; Enforceability. The execution and delivery by the Payee of this Agreement and the consummation by the Payee of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Payee. This Agreement has been duly executed and delivered by the Payee and constitutes a legal, valid, and binding obligation of the Payee, enforceable against the Payee in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws of general applicability relating to or affecting creditors’ rights or general equity principles (regardless of whether considered at law or in equity).

6. Notification of Changes. Each party hereto hereby covenants and agrees to promptly notify the other party upon the occurrence of any event prior to the Closing which would cause any of such party’s representations, warranties, or agreements contained in this Agreement to be false or incorrect.

7. Survival of Representations and Warranties and Acknowledgments and Agreements. All representations and warranties and acknowledgments and agreements contained herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by any party or on such party’s behalf.

8. Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated on the signature page hereof.

9. Entire Agreement. This Agreement, the Shareholder Agreement For Eaglepoint AI Inc. by and among Huadong Jiang, Noel Abebe, Emran Kamil Husen and the Purchaser, dated as of [December 8, 2025], the Articles and the Bylaws, and the other documents to be delivered hereunder constitute the sole and entire agreement between the parties hereto with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

10. Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. However, neither this Agreement nor any of the rights of the parties hereunder may otherwise be transferred or assigned by any party hereto without the prior written consent of the other party. Any attempted transfer or assignment in violation of this Section 10 shall be void.

11. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever, under or by reason of this Agreement.

12. Headings. The headings in this Agreement are inserted for convenience or reference only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision of this Agreement.

13. Amendment and Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

14. Severability. If any term or provision of this Agreement is held to be invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

15. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of New York. Any legal suit, action, or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of New York in each case located in the city of New York and County of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, or proceeding. Service of process, summons, notice, or other document by certified or registered mail to such party’s address set forth herein shall be effective service of process for any suit, action, or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action, or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.

16. Waiver of Jury Trial. Each party hereto hereby acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

17. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

18. No Strict Construction. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

19. Information Disclosure Compliance. Each party shall cooperate with the Payee in timely complying with all disclosure obligations under the SEC rules (including Form 8-K) and the Nasdaq rules with respect to the transactions herein. The Company shall provide the Purchaser and the Payee with all necessary information reasonably requested by the Payee for disclosure purposes, provided that such information does not violate the Company’s confidential obligations to third parties. The Purchaser and the Company shall notify the Payee promptly of any material changes to the transactions or any breach of this Agreement that would require an updated disclosure.

20. Cooperation with Regulatory Inquiries. Each party shall cooperate with the Payee, the SEC, and the listing exchange in any inquiry, investigation, or audit related to the transactions herein, including providing documents and testimony within a reasonable time frame. The requesting party shall reimburse the cooperating party for reasonable costs incurred in connection with such cooperation unless the cooperation is required due to the cooperating party’s breach of this Agreement. Cooperation shall not require any party to disclose confidential information in violation of applicable law or third-party agreements.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Common Stock Purchase Agreement on the date first written above.

The Company

Eaglepoint AI Inc

By:	/s/ Huadong Jiang
Name:	Huadong Jiang
Title:	Founder
Address for Notice:
Email:
Attention:

The Purchaser

GMM Discovery LLC

By:	/s/ Haogang Yang
Name:	Haogang Yang
Title:	CEO
Address for Notice:
Email:
Attention:

The Payee

Global Mofy AI Limited

By:	/s/ Haogang Yang
Name:	Haogang Yang
Title:	CEO

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